UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):

May 26, 2004

DIGITAL RIVER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344

(Address of principal executive offices)  (Zip Code)

(952) 253-1234

(Registrant’s telephone number, including area code)

Item 5. Other Events

On May 26, 2004, Digital River, Inc. (the “Company”) previously announced that it had entered into an agreement for the sale of $175 million aggregate principal amount of Convertible Senior Notes due January 1, 2024 in a private, unregistered offering. The offering of the Notes closed on June 1, 2004, and the initial purchasers exercised in full their option to purchase up to an additional $20 million in aggregate principal amount of the Notes on June 30, 2004, which closed on July 6, 2004. The Notes are governed by an indenture, a copy of which is attached hereto as Exhibit 99.1. The Company also entered into a registration rights agreement with respect to the Notes and the underlying common stock, a copy of which is attached hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Indenture dated as of June 1, 2004 between Digital River, Inc. and Wells Fargo Bank, National Association, as trustee, including therein the form of the note.
99.2	Registration Rights Agreement dated as of June 1, 2004 between Digital River, Inc. and the initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

/s/ Carter D. Hicks
Carter D. Hicks
Chief Financial Officer
Date: July 13, 2004

Exhibit Index

Exhibit No.	Description
99.1	Indenture dated as of June 1, 2004 between Digital River, Inc. and Wells Fargo Bank, National Association, as trustee, including therein the form of the note.
99.2	Registration Rights Agreement dated as of June 1, 2004 between Digital River, Inc. and the initial purchasers.